Exhibit 10.40

THE DIRECTV GROUP, INC.

2004 STOCK PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (“Agreement”), dated as of March 16, 2004, is entered into between The DIRECTV Group, Inc. a Delaware corporation (“DIRECTV”) and Chase Carey (“Executive”).

WHEREAS, at its meeting on March 15, 2004, the Compensation Committee of DIRECTV’s Board of Directors (the “Committee”) approved The DIRECTV Group, Inc. 2004 Stock Plan (as it may be amended from time to time, the “Plan”) and the grant to Executive of nonqualified stock options to purchase an aggregate of 1,883,764 shares of DIRECTV’s common stock, $.01 par value per share (the “Common Stock”), upon the terms and conditions set forth herein and subject to the approval of the Plan by DIRECTV’s Board of Directors and further subject to the approval of the Plan by DIRECTV’s stockholders at their 2004 annual meeting; and

WHEREAS, at its meeting on March 16, 2004, the Board of Directors of DIRECTV ratified the grant to Executive of the non-qualified stock options referred to above, upon the terms and conditions set forth herein and subject to the approval of the Plan by DIRECTV’s stockholders at their 2004 annual meeting; and

WHEREAS, the Committee and the Company’s Board of Directors each has also approved the terms and conditions of an employment agreement with Executive effective as of January 1, 2004 (such agreement, as it may be amended from time to time, is referred to herein as the “Employment Agreement”).

NOW, THEREFORE, in consideration of the services rendered and to be rendered by Executive and the mutual promises made herein and the mutual benefits to be derived there from, DIRECTV and Executive agree as follows:

1. Defined Terms. Any capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Plan.

2. Grant of Options. This Agreement evidences DIRECTV’s grant to Executive of the right and option to purchase, on the terms and conditions set forth herein and in Exhibit A hereto (incorporated herein by this reference), to the extent exercisable, all or any part of an aggregate of 1,883,764 shares of Common Stock at the prices set forth in Exhibit A hereto (the “Options”), subject to the provisions of this Agreement. The grant of the Options is subject to the approval of the Plan by DIRECTV’s stockholders at their 2004 annual meeting, so that no Options shall be vested or exercisable unless the stockholders so approve the Plan. If the Company’s stockholders do not approve the Plan, all the Options granted hereunder shall be void.

3. Exercisability of Option. The Options shall vest and become exercisable as to the number of shares of Common Stock specified in Exhibit A (subject to adjustment as provided in Section 8) on the applicable dates specified in Exhibit A, subject to the applicable provisions of the Plan and this Agreement. Each Option may be exercised only to the extent such Option is vested and exercisable, and, during Executive’s lifetime, only by Executive. In no event may the Executive exercise any Option after the applicable Expiration Date (the “Expiration Date”) for such Option as specified in Exhibit A.

(a) Cumulative Exercisability. To the extent Executive does not at the time of a particular exercise purchase all the shares of Common Stock that Executive may then exercise for any particular Option or Options, Executive has the right cumulatively thereafter to purchase any of such shares of Common Stock not so purchased until the applicable Option terminates or expires.

(b) No Fractional Shares; Minimum Exercise. Fractional share interests shall be disregarded, but may be cumulated. No fewer than 100 shares of Common Stock may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the applicable Option.

4. Exercise of Option. To the extent vested and exercisable, each Option may be exercised by the delivery to DIRECTV of a written exercise notice stating the number of shares of Common Stock to be purchased pursuant to the Option accompanied by payment of the aggregate Grant Price of the shares of Common Stock to be purchased and the payment or provision for any applicable employment or other taxes or withholding for taxes thereon. Subject to Section 7 below, such Option shall be deemed to be exercised upon receipt and approval by DIRECTV of such written exercise notice accompanied by the aggregate Grant Price and any other payments so required, as permitted pursuant to Section 5.

5. Method of Payment of Option. Payment of the aggregate Grant Price shall be by any of the following, or a combination thereof, at the election of Executive:

(a) in cash or by electronic funds transfer, or by check payable to the order of DIRECTV, in the full amount of the purchase price of the shares of Common Stock and the amount (if any) required to satisfy any applicable withholding taxes;

(b) by delivery of shares of Common Stock that have been held by Executive for at least six months, in accordance with Section 7(e) of the Plan, subject to compliance with applicable law; or

(c) in a combination of payments under clauses (a) and (b).

Other payment methods may be permitted only if expressly authorized by the Committee with respect to each Option or all Options under and consistent with the terms of the Plan.

6. Continuance of Employment Required. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable Option and rights and benefits under this Agreement. Partial service, even if substantial, during any vesting period will not entitle Executive to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or service as provided in Section 7 or 9 below or under the Plan.

7. Effect of Termination of Employment on Exercise Period. If Executive’s employment by DIRECTV terminates, the Options and all other rights and benefits under this Agreement shall terminate, except that Executive shall be entitled to such additional vesting and additional time to exercise the Options after the date of such termination (the “Severance Date”), to the extent provided below, except that in no event may any Option be exercised after its Expiration Date as specified in Exhibit A:

(a) If Executive voluntarily terminates his employment, Executive shall have three months after the Severance Date to exercise each Option to the extent such Option was exercisable on the Severance Date, unless otherwise approved by the Committee.

(b) If DIRECTV terminates Executive’s employment without Cause (as defined in the Employment Agreement), or if Executive’s employment terminates as a result of disability (as determined in accordance with the Employment Agreement) or death, all unvested Options shall vest as of the Severance Date and Executive (or Executive’s Personal Representative or Beneficiary, as the case may be) shall have 12 months after the Severance Date to exercise any or all of the Options.

(c) If DIRECTV terminates Executive’s employment for Cause, all the Options shall terminate as of the Severance Date.

8. Adjustments Upon Specified Events. As provided in Section 14 of the Plan, upon the occurrence of certain events relating to or affecting the Common Stock as contemplated by Section 14 of the Plan, the Committee shall, in such manner, to such extent (if any) and at such times as it deems appropriate and equitable in the circumstances, make adjustments in the number, amount and type of shares of Common Stock (or other securities or property) subject to the Options, the Grant Prices and the securities deliverable upon exercise of the Options (or any combination thereof) or provide for a cash payment or the assumption, substitution or exchange of the Option or the shares or other securities subject to the Options, based upon the distribution or consideration payable to holders of Common Stock generally. All rights of Executive hereunder are subject to such adjustments and other provisions of the Plan.

9. Possible Early Termination of Award. As permitted by Section 14 of the Plan, and without limiting the authority of the Committee under any of the provisions of Section 14 of the Plan, the Committee retains the right to terminate any or all of the Options, to the extent each such Option has not vested, upon a dissolution of DIRECTV or a reorganization event or transaction in which DIRECTV does not survive (or does not survive as a public company in respect of its outstanding Common Stock). This Section 9 is not intended to prevent future vesting (including provision for future vesting) if each Option (or a substituted Award) remains outstanding following a transaction described in Section 14 of the Plan.

10. Leaves of Absence. Absence from work caused by military service, authorized sick leave or other leave approved in writing by DIRECTV or the Committee shall not be considered a termination of employment by DIRECTV for purposes of Section 7 only if reemployment upon the expiration of such leave is required by contract or law, or such leave is for a period of not more than 90 days.

11. Limitations on Acceleration; Reduction in Benefits.

(a) Limitation on Acceleration. Notwithstanding anything contained herein or in the Plan or any other agreement to the contrary, in no event shall the vesting of an Option be accelerated pursuant to Section 14 of the Plan to the extent that DIRECTV would be denied a federal income tax deduction for such vesting because of Section 280G of the Code and, in such circumstances, such Option will continue to vest in accordance with and subject to the other provisions hereof.

(b) Reduction in Benefits. If Executive would be entitled to benefits, payments or coverage hereunder and under any other plan, program or agreement which would constitute “parachute payments,” then notwithstanding any other provision hereof or of any other existing agreement to the contrary, Executive may by written notice to the Secretary of DIRECTV designate the order in which such “parachute payments” shall be reduced or modified so that DIRECTV is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code.

(c) Determination of Limitations. The term “parachute payments” shall have the meaning set forth in and be determined in accordance with Section 280G of the Code and regulations issued thereunder. All determinations required by this Section 11, including without limitation the determination of whether any benefit, payment or coverage would constitute a parachute payment, the calculation of the value of any parachute payment and the determination of the extent to which any parachute payment would be nondeductible for federal income tax purposes because of Section 280G of the Code, shall be made by an independent accounting firm (other than DIRECTV’s outside auditing firm) having nationally recognized expertise in such matters selected by the Committee. Any such determination by such accounting firm shall be binding on DIRECTV and Executive.

12. Executive not a Stockholder. Neither Executive nor any other person entitled to exercise any Option shall have any of the rights or privileges of a stockholder of DIRECTV as to any shares of Common Stock subject to the Options until the issuance and delivery to him or such other person of a certificate evidencing the shares of Common Stock registered in his or such other person’s name. No adjustment will be made for dividends or other rights as a stockholder as to which the record date is prior to such date of delivery.

13. No Guarantee of Continued Service . Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by DIRECTV, confers upon Executive any right to remain employed by DIRECTV, interferes in any way with the right of DIRECTV at any time to terminate such employment or affects the right of DIRECTV to increase or decrease Executive’s other compensation or benefits. Nothing in this Section 13, however, is intended to adversely affect any independent contractual right of Executive under the Employment Agreement (or any other agreement between DIRECTV and Executive) without his consent thereto. Employment for any period of time (including a substantial period of time) after the date of this Agreement will not entitle Executive to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment if the express conditions to vesting pursuant to this Agreement have not been satisfied.

14. Non-Transferability of Option. The Options and any other rights of Executive under this Agreement or the Plan are nontransferable except as provided in Section 15(h) of the Plan.

15. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to DIRECTV at its office located at 2250 East Imperial Highway, El Segundo, California 90245, to the attention of the Corporate Secretary and to Executive at the address given beneath Executive’s signature hereto, or at such other address as either party may hereafter designate in writing to the other.

16. Effect of Award Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of DIRECTV, except to the extent the Committee determines otherwise.

17. Entire Agreement; Governing Law. The Plan is incorporated herein and made a part hereof by this reference. Subject to Section 19 below, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of DIRECTV and Executive with respect to the subject matter hereof. The construction, interpretation, performance and enforcement of this Agreement and the Options shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

18. Plan. The Options and all rights of Executive with respect thereto are subject to, and Executive agrees to be bound by, all of the terms and conditions of the provisions of the Plan, to the extent such provisions are applicable to Awards granted to Eligible Persons. Executive acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in Executive unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee specifically so conferred by appropriate action of the Committee under the Plan after the date hereof.

19. Employment Agreement. If any provision of this Agreement is inconsistent with any provision of the Employment Agreement, the provisions of the Employment Agreement shall control.

20. Amendment. This Agreement may be amended in accordance with the terms of the Plan. Any such amendment must be in writing and signed by DIRECTV. The terms and conditions of this Agreement may not be restricted or limited by any amendment of this Agreement or the Plan without Executive’s consent

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute on and the same instrument.

22. Section Headings. The Section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

IN WITNESS WHEREOF, DIRECTV has caused this Agreement to be executed on its behalf by a duly authorized member of its Compensation Committee and Executive has hereunto set his hand as of the date and year first written above.

THE DIRECTV GROUP, INC.
a Delaware corporation

By:
Peter A. Lund
Chairman of the Compensation Committee

EXECUTIVE:

Chase Carey
281 West Hills Road
New Canaan, CT 06840

EXHIBIT A

Numbers of Shares of Common Stock Subject to Option	Vesting	Grant Price	Expiration Date
269,751	All vested, subject to stockholder approval of Plan	$15.69	9/07/08

202,314	All vested, subject to stockholder approval of Plan	$15.69	9/06/09

561,982	421,486 vested; 140,496 vest on 11/15/04; in each case subject to stockholder approval of Plan	$15.69	11/15/09

561,982	421,486 vested; 140,496 vest on 5/01/04; in each case subject to stockholder approval of Plan	$23.41	5/01/10

134,876	101,156 vested; remaining 33,720 vest on 8/01/04; in each case subject to stockholder approval of Plan	$23.93	8/01/10

146,115	73,057 vested, 36,529 vest on each of 8/30/04 and 8/30/05; in each case subject to stockholder approval of Plan	$18.50	8/30/11

6,744	All vested, subject to stockholder approval of Plan	$15.69	10/09/12